                                                                     Exhibit 4.2


                                 SALES AGREEMENT

        SALES AGREEMENT dated ______________, 200_, between Aegis Asset Backed Securities Corporation, a Delaware corporation ("AEGIS"), and Aegis Mortgage Corporation, an Oklahoma corporation ("AEGIS MORTGAGE").

                                    RECITALS

        1. Schedules IA, IB and IC attached hereto and made a part hereof list three pools of one-to-four family, fully amortizing, mortgage loans (collectively, the "Initial Mortgage Loans") currently owned by Aegis Mortgage that Aegis Mortgage desires to sell to Aegis.

        2. Aegis desires to purchase the Initial Mortgage Loans and intends immediately thereafter to transfer the Initial Mortgage Loans to Aegis Asset Securities Trust 200_-_ (the "Trust") to be established pursuant to the terms of a pooling and servicing agreement (the "Pooling and Servicing Agreement") dated as of ____ __, 200__, among Aegis, _______________, as Master Servicer
                (the "Master Servicer"), _______________, as Servicer (the "Servicer"), and _______________, as Trustee (the "Trustee").

        3. Pursuant to the terms of the Pooling and Servicing Agreement, the Trust will issue securities evidencing 100% of the beneficial ownership interest in the Trust to Aegis in consideration of Aegis's deposit of the Initial Mortgage Loans to the Trust.

        4. Certificates to be issued by the Trust to Aegis will be designated as the Mortgage Loan Asset Backed Certificates, Series 200_-__, Class AF-___, Class AV-__, Class M-___, Class B and Class R Certificates, and shall be collectively referred to herein as the "Certificates."

        5. The Class AF-___, Class AV-__, Class M-___, Class B and Class R Certificates (collectively, the "Underwritten Certificates") shall be sold pursuant to an underwriting agreement dated _____, 200__ (the "Underwriting Agreement"), among Aegis, Aegis Mortgage and _____________________, _____________________,
                _____________________ and ___________________ as underwriters
                (the "Underwriters"). The public offering and sale of the Underwritten Certificates are registered under the Securities Act of 1933, as amended, and are being made pursuant to a prospectus supplement dated _____, 200__ (the "Prospectus Supplement"), to a prospectus dated ____________, 200__ (collectively, with the Prospectus Supplement, the "Prospectus"). The balance of the Certificates will be retained by Aegis or one of its affiliates or a portion thereof may be sold to _____________________.

        6. In addition, Aegis desires to purchase additional mortgage loans (the "Subsequent Mortgage Loans") from Aegis Mortgage and to transfer the Subsequent Mortgage Loans to the Trust during the Funding Period (as defined in the Pooling and

                Servicing Agreement) subsequent to the issuance of the Certificates (each date of sale of Subsequent Mortgage Loans is referred to herein as a "Subsequent Sales Date"). The sale of Subsequent Mortgage Loans will be effected pursuant to Subsequent Sales Agreements substantially in the form attached as Schedule IV to the Pooling and Servicing Agreement, which will incorporate certain of the provisions of this Sales Agreement. The Initial Mortgage Loans and the Subsequent Mortgage Loans are referred to collectively as the "Mortgage Loans."

        7. Capitalized terms used and not defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement.

                                    AGREEMENT

        NOW THEREFORE, in consideration of the mutual promises herein made and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

        SECTION 1. SALE AND PURCHASE OF INITIAL MORTGAGE LOANS.

                (a) Subject to the terms and conditions of this Agreement, Aegis Mortgage agrees to sell, and Aegis agrees to purchase, on the date of the issuance of the Certificates, which is expected to be on or about ________, 200__ (the "Closing Date"), the Mortgage Loans having an aggregate principal balance as of ________, 200__ (the "Cut Off Date"), of approximately $________.

                (b) Aegis Mortgage and Aegis have agreed upon which of the mortgage loans owned by Aegis Mortgage are to be purchased by Aegis pursuant to this Agreement, and Aegis Mortgage has prepared, or has provided information to Aegis enabling Aegis to prepare, schedules attached hereto as Schedules IA, IB and IC (collectively, "Schedule I"), setting forth information with respect to the Initial Mortgage Loans to be purchased by Aegis as of the Closing Date. Aegis Mortgage shall, with Aegis's consent, amend or modify, or provide information to Aegis enabling Aegis to amend or modify Schedule I on or prior to the Closing Date if necessary to reflect the actual Initial Mortgage Loans transferred by Aegis Mortgage and accepted by Aegis on the Closing Date.
Schedule IA (which lists the Initial Mortgage Loans in Group I), Schedule IB (which lists the Initial Mortgage Loans in Group II) and Schedule IC (which lists the Initial Mortgage Loans in Group III), as so amended or modified, shall conform to the requirements of Aegis as set forth in this Agreement and to the definition of "Mortgage Loan Schedule" under the Pooling and Servicing Agreement, and shall be used as the definitive Mortgage Loan Schedule attached as an exhibit to the Pooling and Servicing Agreement.

                (c) The sale of the Mortgage Loans shall be effected pursuant to the Bill of Sale substantially in the form attached hereto as Exhibit A (the "Bill of Sale").

        SECTION 2. PURCHASE PRICE OF INITIAL MORTGAGE LOANS.

                (a) On the Closing Date, as full consideration for Aegis Mortgage's sale of the Initial Mortgage Loans to Aegis, Aegis will deliver to Aegis Mortgage cash in an amount that shall be set out in the Bill of Sale and shall be equal to the amount received with respect to the sale of the Underwritten Certificates. Aegis shall retain the balance of the Certificates except for ________% of the Class R Certificates, and Aegis Mortgage shall make a capital contribution to Aegis in an amount equal to the value thereof.

                (b) Aegis or any assignee or transferee of Aegis (which may include the Trustee (or its Custodian) acting on behalf of the Certificateholders) shall be entitled to all Scheduled Payments due after the Cut Off Date, and all curtailments or other principal prepayments received with respect to the Initial Mortgage Loans paid by the Borrower after the Cut Off Date, except that Aegis or any assignee or transferee of Aegis will not be entitled to any Curtailments or other prepayments received on or after the Cut Off Date but reflected in the aggregate Stated Principal Balance of the Initial Mortgage Loans on the Cut Off Date. All Scheduled Payments due on or before the Cut Off Date and collected on or after the Cut Off Date shall belong to Aegis Mortgage.

                (c) Pursuant to the Pooling and Servicing Agreement, Aegis will transfer and assign all its right, title and interest in and to the Initial Mortgage Loans to the Trustee (or its Custodian) for the benefit of the Certificateholders in consideration of the issuance of the Certificates to Aegis.

        SECTION 3. TRANSFER OF THE MORTGAGE LOANS.

                (a) MORTGAGE FILE. For purposes of this Agreement, the "Mortgage File" will be as defined in the Pooling and Servicing Agreement.

                (b) TRANSFER OF OWNERSHIP. Upon the sale of any Mortgage Loans, the ownership of each Mortgage Loan Document with respect thereto shall be vested in Aegis, and the ownership of all other records and documents with respect thereto prepared by or which come into the possession of Aegis Mortgage shall immediately vest in Aegis. Aegis Mortgage shall promptly deliver to the Custodian (as defined below) or the Trustee, as appropriate, any documents that come into its possession with respect to such Mortgage Loans following such sale. Prior to such delivery, Aegis Mortgage shall hold any such documents for the benefit of Aegis, its successors and assigns.

                (c) DELIVERY OF MORTGAGE LOAN FILES. Not later than two Business Days prior to the Closing Date (or a Subsequent Sales Date) Aegis Mortgage shall deliver to _____________, as custodian (the "Custodian"), each of the Mortgage Loan Documents required to be included in the Mortgage File. The Mortgage Note for each such Mortgage Loan shall be endorsed to the Trustee or Custodian or in blank, and the Security Instrument for each such Mortgage Loan shall either name the Custodian as mortgagee or beneficiary, as appropriate, or be assigned to the Trustee or Custodian or in blank. Each such endorsement and assignment shall be substantially in the form set forth in the Custody Agreement.

        Prior to the transfer and sale of any Mortgage Loans, the Mortgage Loan Documents delivered to the Custodian shall be held by the Custodian for the benefit of Aegis Mortgage and the possession by the Custodian of such Mortgage Loan Documents will be at the will of Aegis Mortgage and will be in a custodial capacity only. Following the transfer and sale of any Mortgage Loans from Aegis Mortgage to Aegis in accordance with the terms and upon satisfaction of the conditions of this Agreement, the Custodian will hold all Mortgage Loan Documents delivered to it hereunder for the benefit of Aegis, as its agent and bailee. The Custodian, who will also act as the Trustee, will act as a custodian for the receipt and custody of all Mortgage Files, and, after the transfer of any Mortgage Loans from Aegis to the Trust, the Custodian will hold all Mortgage Loan Documents delivered to it hereunder for the benefit of the Trustee on behalf of the Certificateholders.

                (d) EXAMINATION OF MORTGAGE LOAN DOCUMENTS: ACCEPTANCE OF MORTGAGE LOANS. Prior to the Closing Date (or a Subsequent Sales Date), Aegis Mortgage shall either (i) deliver to Aegis or its designee in escrow, for examination, the Mortgage Loan Documents pertaining to each Mortgage Loan then being sold or (ii) make such Mortgage Loan Documents available to Aegis or its designee for examination at Aegis Mortgage's offices or at such other place as Aegis Mortgage shall specify. Aegis, the Custodian, or a designee of either entity may review the Mortgage Loan Documents to verify that all documents required to be included in each Mortgage File (as such term has been defined in the Pooling and Servicing Agreement) are so included.

        Prior to the Closing Date (or a Subsequent Sales Date), the Custodian shall review the documents delivered pursuant to Section 3(c) hereof to ascertain that, as to each Mortgage Loan listed on Schedule I, (i) all documents required to be delivered by Aegis Mortgage pursuant to Section 3(c) have been received, (ii) such documents appear regular on their face and relate to such Mortgage Loan and (iii) the information on Schedule I accurately reflects the information set forth in the corresponding Mortgage File, to the extent required by Section 2.1 of the Pooling and Servicing Agreement. An additional review shall be conducted by the Custodian or its designee prior to the first anniversary of the Closing Date to determine that all Mortgage Loan Documents required to be included in the Mortgage File are included therein. If at any time Aegis or the Trustee (or its Custodian) discovers or receives notice that any Mortgage Loan Document is missing or defective in any material respect with respect to any Mortgage Loan, Aegis Mortgage shall correct or cure any such omission or defect or, if such omission or defect materially impairs the value of the Mortgage Loan, repurchase the defective Mortgage Loan or substitute for such defective Mortgage Loan a Substitute Mortgage Loan in accordance with and if permitted by the terms of Section 7 hereof. At the time of such repurchase or substitution, the Custodian shall release documents in its possession relating to such Mortgage Loan to Aegis Mortgage. The fact that Aegis, the Trustee or a designee of either entity has conducted or has failed to conduct any partial or complete examination of the Mortgage Loan Documents prior to the Closing Date (or a Subsequent Sales Date) shall not affect the rights of Aegis (or any assignee or successor thereof) to demand repurchase or other relief as provided herein.

                (e) RECORDATION OF ASSIGNMENTS OF SECURITY INSTRUMENT. Subject to the sale of the Mortgage Loans by Aegis Mortgage to Aegis, Aegis hereby authorizes and instructs Aegis Mortgage, and Aegis Mortgage hereby agrees, with respect to each Mortgage Loan, to record all

Assignments required to be contained in the Mortgage File pursuant to Section
2.1 of the Pooling and Servicing Agreement in the public recording office for the jurisdiction in which the related Mortgaged Property is located if not previously recorded, as evidenced in the manner provided in Section (30) of Exhibit B hereto. All recording fees relating to the recordation of the Assignments as described above shall be paid by Aegis Mortgage. If the Trustee does not receive, within the time specified in the Pooling and Servicing Agreement, evidence satisfactory to it of such recording with respect to any Mortgage Loan or, in the alternative, an Opinion of Counsel acceptable to Aegis and the Rating Agencies, to the effect that such recording is not required to protect the right, title and interest of the Trustee in any such Mortgage Loan, Aegis Mortgage shall, in cooperation with the Trustee, correct or cure any such omission or repurchase the affected Mortgage Loan within 90 days of such demand which demand is made within the time specified in the Pooling and Servicing Agreement (including any such extensions provided for therein).

        SECTION 4. REPRESENTATIONS AND WARRANTIES OF AEGIS MORTGAGE. Aegis Mortgage hereby represents and warrants to Aegis as follows:

                (a) Aegis Mortgage has been duly incorporated and is validly existing and in good standing under the laws of the State of Oklahoma and is duly qualified to do business and in good standing under the laws of each jurisdiction that requires such qualification wherein it owns or leases any material properties (except where the failure so to qualify would not have a material adverse effect on it). Aegis Mortgage has the full corporate power and authority to own its properties and conduct its business as currently conducted.

                (b) Aegis Mortgage has the full power, authority (corporate and other) and legal right to execute and deliver, engage in the transactions contemplated by, and perform and observe the terms and conditions of, this Agreement.

                (c) This Agreement has been duly and validly authorized, executed and delivered by Aegis Mortgage and (assuming the due authorization, execution and delivery hereof by Aegis) constitutes the valid, legal and binding agreement of Aegis Mortgage, enforceable in accordance with its terms, subject to bankruptcy, insolvency, receivership, conservatorship, reorganization, moratorium and other laws affecting creditors' rights generally and to general principles of equity, regardless of whether such enforcement is sought in a proceeding in equity or at law and except that the provisions of indemnity contained herein may be unenforceable as against public policy.

                (d) No consent, approval, authorization or order of or registration or filing with, or notice to, any governmental authority or court is required, under federal laws or the laws of the State of Oklahoma, for the execution, delivery and performance of or compliance by Aegis Mortgage with this Agreement or the consummation by Aegis Mortgage of the transactions contemplated hereby.

                (e) Neither the execution and delivery of this Agreement by Aegis Mortgage, nor the consummation by Aegis Mortgage of the transactions herein contemplated, nor compliance with the provisions hereof by Aegis Mortgage, will (i) conflict with or result in a breach of, or constitute a default under, any of the provisions of Aegis Mortgage's charter or by-laws, or any law, governmental rule or regulation, or any judgment, decree or order binding on Aegis Mortgage or any of its properties, or any of the provisions of any indenture, mortgage, deed of trust, contract or other instrument to which Aegis Mortgage is a party or by which it is bound or (ii) result in the creation or imposition of any lien, charge or encumbrance upon any of its properties.

                (f) There is no litigation pending or, to Aegis Mortgage's knowledge, threatened against Aegis Mortgage that would reasonably be expected to affect adversely the execution, delivery, performance or enforceability of this Agreement.

                (g) Each of the representations and warranties set forth in Exhibit B hereto is true and correct with respect to the Mortgage Loans.

                In addition, Aegis Mortgage represents and warrants that as of the Closing Date, it has no reason to believe that any borrower will default under the Group I, Group II and Group III Mortgage Loans. This representation and warranty will be deemed to be breached only if, as to any Mortgage Loan:

                        (i) the Mortgage Loan had an original Loan to Value Ratio as of the Cut Off Date in excess of 80%;

                        (ii) the Mortgage Loan is in default and is liquidated within six months after the Closing Date;

                        (iii) a Realized Loss is incurred on the Mortgage Loan; and

                        (iv) prior to liquidation, Realized Losses had been incurred on the Mortgage Loans in an amount sufficient to reduce the aggregate Certificate Principal Amount of the Subordinate Certificates to zero.

                (h) The statistical information in the Prospectus Supplement in Appendix A and under the headings "_____________________," "--
_____________________," "-- _____________________" and "-- ____________________"
is true and correct.

                (i) Aegis Mortgage has originated and identified or purchased and identified additional mortgage loans not on the Mortgage Loan Schedule as of the Closing Date to be sold to Aegis and to be included as part of the Group I Mortgage Loans (the "Identified Group I Mortgage Loans"). As of the Closing Date, the Identified Group I Mortgage Loans had aggregate Stated Principal Balances which when substracted from the Original Pre-Funded Amount allocable to Group I would cause such allocable amount to be less than 25% of the aggregate Certificate Principal Balances of the Group I Certificates as of the Closing Date.

                (j) Aegis Mortgage has originated and identified or purchased and identified additional mortgage loans not on the Mortgage Loan Schedule as of the Closing Date to be sold to Aegis and to be included as part of the Group II Mortgage Loans (the "Identified Group II Mortgage Loans"). As of the Closing Date, the Identified Group II Mortgage Loans had aggregate Stated Principal Balances which when substracted from the Original Pre-Funded Amount allocable to Group II would cause such allocable amount to be less than 25% of the aggregate Certificate Principal Balances of the Group II Certificates as of the Closing Date.

                (k) Aegis Mortgage has originated and identified or purchased and identified additional mortgage loans not on the Mortgage Loan Schedule as of the Closing Date to be sold to Aegis and to be included as part of the Group III Mortgage Loans (the "Identified Group III Mortgage Loans"). As of the Closing Date, the Identified Group III Mortgage Loans had aggregate Stated Principal Balances which when substracted from the Original Pre-Funded Amount allocable to Group III would cause such allocable amount to be less than 25% of the aggregate Certificate Principal Balances of the Group III Certificates as of the Closing Date.

        SECTION 5. REPRESENTATIONS AND WARRANTIES OF AEGIS. Aegis hereby represents and warrants to Seller as follows:

                (a) Aegis is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware.

                (b) Aegis has the full power, authority (corporate and other) and legal right to execute and deliver, engage in the transactions contemplated by, and perform and observe the terms and conditions of, this Agreement.

                (c) This Agreement has been duly and validly authorized, executed and delivered by Aegis and (assuming the due authorization, execution and delivery thereof by Aegis Mortgage) constitutes the valid, legal and binding agreement of Aegis, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws affecting creditors' rights generally, and to general principles of equity, regardless of whether such enforcement is sought in a proceeding in equity or at law.

                (d) No consent, approval, authorization or order of or registration of filing with, or notice to, any governmental authority or court is required, under federal laws or the laws of the State of Delaware, for the execution, delivery and performance of or compliance by Aegis with this Agreement or the consummation by Aegis of any other transaction contemplated hereby, except such as may be required and have been obtained pursuant to state "blue sky" laws.

                (e) Neither the execution and delivery of this Agreement by Aegis, nor the consummation by Aegis of the transactions hereby contemplated, nor compliance with the provisions hereof by Aegis, will (i) conflict with or result in a breach of, or constitute a default under, any of the provisions of Aegis's articles of incorporation or by-laws, or any law, governmental rule or regulation, or any judgment, decree or order binding on Aegis or any of its properties, or any of the provisions of any contract or other instrument to which Aegis is a party or by which it is bound or (ii) result in the creation or imposition of any lien, charge or encumbrance on any of its properties.

                (f) There is no litigation pending or, to Aegis's knowledge, threatened against Aegis that would reasonably be expected to affect adversely the execution, delivery, performance or enforceability of this Agreement.

        SECTION 6. COVENANTS OF AEGIS MORTGAGE. Aegis Mortgage hereby covenants with Aegis as follows:

                (a) On or before the Closing Date, Aegis Mortgage shall take all steps required of it to effectuate the transfer of the Mortgage Loans to the Trustee, as transferee of Aegis, free and clear of any lien, charge, or encumbrance.

                (b) Aegis Mortgage shall use its best efforts to make available to counsel for Aegis in executed form each of the documents listed in
Section 8(b) below no later than two Business Days before the Closing Date, it being understood that such documents are to be released and delivered only on the closing of the transaction contemplated hereby and the sale of the Certificates.

                (c) Aegis Mortgage shall deliver or cause to be delivered to Aegis (i) an Opinion of Counsel as to various corporate matters substantially in a form satisfactory to Aegis and (ii) such other Opinions of Counsel, if any, as are required by either Rating Agency for the issuance of the ratings on the Certificates specified in Section 8(e) below.

                (d) For federal income tax purposes, Aegis Mortgage will treat the transfer of the Mortgage Loans as a sale.

                (e) As of the Closing Date, each mortgage loan that may be transferred pursuant to a Subsequent Sales Agreement will have been originated or purchased and identified by Aegis Mortgage.

        SECTION 7. CURE, REPURCHASE AND SUBSTITUTION OBLIGATIONS.

                (a) Each of the representations and warranties of Aegis Mortgage contained herein shall survive the purchase by Aegis of any of the Mortgage Loans and shall continue in full force and effect, notwithstanding any restrictive or qualified endorsement on the Mortgage Notes and notwithstanding subsequent termination of this Agreement or the Pooling and Servicing Agreement. The representations and warranties shall not be impaired by any review and examination of Mortgage Loan Documents or other documents evidencing or relating to the Mortgage Loans or any failure on the part of Aegis to review or examine such documents and shall inure to the benefit of the Trustee (as the assignee of Aegis) for the benefit of the Certificateholders, the Master Servicer and the Custodian. With respect to the representations and warranties contained herein, which are made to the best of Aegis Mortgage's knowledge or as to which Aegis Mortgage has no knowledge, if it is discovered by Aegis Mortgage, Aegis, the Custodian or the Trustee that the substance of any such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan, then notwithstanding Aegis Mortgage's knowledge or lack of knowledge with respect to the inaccuracy of such representation and warranty at the time it was made, Aegis Mortgage shall take the action described in the following paragraph in respect of such Mortgage Loan.

                (b) Upon discovery or receipt of notice by Aegis Mortgage, Aegis, the Trustee, the Master Servicer or the Custodian of any missing or materially defective document in any Mortgage File, or a breach of any of Aegis Mortgage's representations and warranties set forth in Section 4 hereof with respect to any Mortgage Loan, or a default in the performance of any of the covenants or other obligations of Aegis Mortgage under this Agreement, which in any of the foregoing cases materially and adversely affects the value of any Mortgage Loan or the interest therein of Aegis, the Trustee, the Custodian or the Master Servicer or causes a Qualification Defect (as defined below), the party discovering or receiving notice of such missing or materially defective document, breach, or default shall give prompt written notice to the others. A "Qualification Defect" with respect to a Mortgage Loan shall mean (i) a defective document in the Mortgage File, (ii) the absence of a document in the Mortgage File, or (iii) the breach of any representation, warranty or covenant with respect to a Mortgage Loan made by Aegis Mortgage, the Servicer or Aegis, but only if the affected Mortgage Loan would cease to qualify as a "qualified mortgage" for purposes of the REMIC Provisions. Upon its discovery or its receipt of notice of any such missing or materially defective document, breach or default (the "Defect Discovery Date"), Aegis Mortgage shall either (a), within 90 days of discovery or receipt of such notice, provide the Custodian with such missing documents or cure such defect, breach or default, in all material respects or (b), within 90 days of such discovery or receipt of such notice, either repurchase the affected Mortgage Loan at the Purchase Price therefor or cause the removal of such Mortgage Loan from the Trust Fund (in which case it shall become a Deleted Mortgage Loan) and substitute therefor one or more Substitute Mortgage Loans as defined in the Pooling and Servicing Agreement; PROVIDED, HOWEVER, that any such substitution shall occur within two years of the Closing Date. Notwithstanding the foregoing, if such defect, breach, or default results in a Qualification Defect, or if a Qualification Defect otherwise exists with respect to a Mortgage Loan, Aegis Mortgage shall cure such defect or repurchase the affected Mortgage Loan within 90 days of the Defect Discovery Date. The Trustee or its designee shall amend the Mortgage Loan Schedule to reflect the withdrawal of any Mortgage Loan from the terms of this Agreement and the Pooling and Servicing Agreement and the addition, if any, of a Substitute Mortgage Loan. In order to effect a substitution pursuant to this Section, Aegis Mortgage will deliver (i) to the Custodian each of the Mortgage Loan Documents required to be contained in the Mortgage File with respect to the Substitute Mortgage Loan(s) and (ii) if the aggregate Stated Principal Balance on the date of substitution of the Substitute Mortgage Loan(s) is less than the aggregate Stated Principal Balance of the Deleted Mortgage Loan(s) (after application of Scheduled Payment's due in the month of substitution), to the Master Servicer cash in an amount equal to such Substitution Adjustment Amount. Any repurchase pursuant to this Section shall be accomplished by the delivery into the Master Servicer Custodial Account, on (or determined as of) the last day of the calendar month in which such repurchase is made, of the Purchase Price for the Mortgage Loans to be repurchased.

                (c) The obligations of Aegis Mortgage set forth in this Agreement to cure or to repurchase a materially defective Mortgage Loan or to substitute a Substitute Mortgage Loan for such Mortgage Loan and to indemnify Aegis as provided in this Agreement constitute the sole remedies of Aegis and the Trustee against Aegis Mortgage respecting a defective document in any Mortgage File or Servicer Mortgage Loan File or a breach of representations and warranties of Aegis Mortgage set forth in Section 4 hereof.

                (d) As soon as practicable following the conversion of an ARM Loan to a fixed rate Mortgage Loan, Aegis Mortgage shall purchase such Mortgage Loan from the Trust Fund for a purchase price equal to 100% of the Stated Principal Balance of such Mortgage Loan plus accrued and unpaid interest thereon at the applicable Net Rate in effect immediately before such ARM Loan was converted.

        SECTION 8. CONDITIONS TO OBLIGATION OF AEGIS. The obligation of Aegis hereunder to purchase the Mortgage Loans is subject to:

                (a) The representations and warranties of Aegis Mortgage under this Agreement shall be accurate in all material respects as of the Closing Date, and no event shall have occurred which, with notice or the passage of time, would constitute a default under this Agreement;

                (b) Aegis shall have received, or Aegis's attorneys shall have received, in escrow (to be released from escrow at the time of closing), the following documents in such forms as are agreed upon and acceptable to Aegis, duly executed by all signatories other than Aegis as required pursuant to the respective terms thereof:

                        (i) A Bill of Sale substantially in the form of Exhibit A hereto;

                        (ii) An Opinion of Counsel for Aegis Mortgage as to various corporate matters and such other Opinions of Counsel as are necessary in order to obtain the ratings set forth in Section 8(e) below, each of which shall be acceptable to Aegis, its counsel, the Underwriters, their counsel and the Rating Agencies referred to below;

                        (iii) The Pooling and Servicing Agreement referred to in the Recitals;

                        (iv)    A letter from __________________________ dated
the date hereof containing in substance the information required by Section 6(d) of the Standard Provisions to the Underwriting Agreement; and

                        (v) Aegis Mortgage shall have delivered to the Trustee or the Custodian, in escrow, all documents (including, without limitation, the Security Instrument assigned by Aegis Mortgage in blank or to the Trustee or Custodian and the Mortgage Note endorsed in blank or to the Trustee or Custodian with respect to each Mortgage Loan) required to be delivered hereunder and shall have released its interest therein to Aegis or its designee;

                (c) All other terms and conditions of this Agreement shall have been complied with;

                (d) The receipt of written confirmation from each of __________________________ and __________________________, as to the assignment of the ratings shown in the following table:

            CLASS                     _______            _______
            AF-__                      _____              _____
            AV-__                      _____              _____
             M-__                      _____              _____
             M-__                      _____              _____
              B                        _____              _____
              R                        _____              _____

        SECTION 9. FEES AND DEPOSITS. On the Closing Date, Aegis Mortgage will pay to Aegis an "Issuance Fee," which fee is equal to the amount of (i) the fees and expenses of attorneys, accountants (but not in connection with an accountant's review of "Computational Materials," as that term is defined in the Underwriting Agreement), printers, the Custodian, the Master Servicer and the Trustee in connection with the issuance of the Certificates, (ii) the fees payable to the Securities and Exchange Commission relative to the Underwritten Certificates and (iii) the fees payable to each Rating Agency for its initial rating of the Underwritten Certificates. In addition, Aegis Mortgage shall pay
(i) any fees related to the Trustee's, Master Servicer's or Custodian's receipt and review of the Mortgage Files with respect to the Mortgage Loans, (ii) the fees and expenses of Aegis's attorneys and accountants and (iii) any required reserve fund deposits and expenses related to recordation of assignments of Aegis Mortgage's interest in the collateral to the Trustee or Custodian.

        SECTION 10. SERVICING.

                (a) The Mortgage Loans will be serviced by the Servicer under the Pooling and Servicing Agreement. Aegis Mortgage hereby assigns, sells, transfers and conveys to Aegis all its rights under the Pooling and Servicing Agreement with respect to the servicing of the Mortgage Loans.

                (b) In consideration of the services rendered under its Pooling and Servicing Agreement, the Servicer shall be entitled to a monthly Servicing Fee for each Mortgage Loan computed based upon the Stated Principal Balance of the Mortgage Loan as of the opening of business on the first day of the Due Period preceding the Servicer Remittance Date (without taking into account any payment of principal due on such Due Date). The Servicing Fee for each Mortgage Loan shall be payable solely from the interest portion of each Scheduled Payment paid by the Borrower or other payment of interest paid with respect to the Mortgage Loan, whether from the proceeds of foreclosure or any judgment, writ of attachment or levy against the Borrower or its assets, or from funds paid in connection with any prepayment in full or from Insurance Proceeds or Liquidation Proceeds.

        The Servicer shall also be entitled to retain in addition to the Servicing Fee any late charges, conversion fees, penalty interest or assumption fees paid by the Borrower, which amounts are not required to be deposited to its Custodial P&I Accounts.

        SECTION 11. MANDATORY DELIVERY; GRANT OF SECURITY INTEREST. The sale and delivery on the Closing Date of the Mortgage Loans described in the Mortgage Loan Schedule is mandatory, it being specifically understood and agreed that each Mortgage Loan is unique and identifiable on the date hereof and that an award of money damages would be insufficient to compensate Aegis for the losses and damages incurred by Aegis in the event of Aegis Mortgage's failure to deliver the Mortgage Loans on or before the Closing Date. Aegis Mortgage hereby grants to the Trustee for the benefit of the Certificateholders, a lien on and a continuing first priority security interest in each Mortgage Loan and each document and instrument evidencing each such Mortgage Loan to secure the performance by Aegis Mortgage of its obligation to deliver such Mortgage Loans hereunder. Subject to Section 7(c) hereof, all rights and remedies of Aegis under this Agreement are distinct from, and cumulative with, any other rights or remedies under this Agreement or afforded by law or equity and all such rights and remedies may be exercised concurrently, independently or successively.

        SECTION 12. INDEMNIFICATION.

                (a) If Aegis Mortgage breaches its representations, warranties, covenants or obligations set forth herein, Aegis Mortgage shall indemnify and hold harmless Aegis, the Master Servicer, the Custodian, and the Trustee (each, an "Indemnified Party") from and against any actual loss, damages, penalties, fines, forfeiture, legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, such breach, except to the extent such breach is the result of the Indemnified Party's failure to fulfill its obligations under this Agreement. Promptly after receipt by the Indemnified Party of notice of the commencement of any such action, the Indemnified Party will, if a claim in respect thereof is to be made against Aegis Mortgage under this Section, notify Aegis Mortgage in writing of the commencement thereof, but the omission so to notify Aegis Mortgage will not relieve Aegis Mortgage from any liability hereunder unless such omission materially prejudices the rights and positions of Aegis Mortgage. In case any such action is brought against the Indemnified Party and it notifies Aegis Mortgage of the commencement thereof, Aegis Mortgage will be entitled to participate therein, and to assume the defense thereof, with counsel satisfactory to the Indemnified Party, and after notice from Aegis Mortgage to the Indemnified Party of its election so to assume the defense thereof, Aegis Mortgage will not be liable to the Indemnified Party under this Section for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of such investigation. Aegis Mortgage shall pay to Aegis in addition to any amounts that may be due hereunder, the Issuance Fee if any of the following results in the inability of the parties hereto to consummate the transactions contemplated herein: (A) failure to obtain any consent or authorization, if any, required under federal or Virginia law for Aegis Mortgage to perform the transactions contemplated herein; or (B) failure to satisfy any of the conditions set forth in Section 8(a), (b), (c) or (d) hereof.

                (b) Aegis Mortgage shall indemnify the Trustee, the Master Servicer and the Custodian and hold the Trustee, the Master Servicer, and the Custodian harmless from and against all claims, liabilities, costs and expenses (including, without limitation, reasonable attorney's fees) arising out of, or assessed against any of them in connection with, any ERISA violation alleged against the Trustee, the Master Servicer, and the Custodian relating to the Certificates.

        SECTION 13. NOTICES. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered to or mailed by registered mail, postage prepaid, or transmitted by telecopier, telex or telegraph and confirmed by a similar mailed writing, as follows:

                (a)     If to Aegis:

                        11111 Wilcrest Green
                        Suite 250
                        Houston, TX  77042
                        Attention:  President


                with a copy, given in the manner prescribed above, to:

                        John Steele, Esquire
                        McKee Nelson LLP
                        1919 M Street, N.W.
                        Suite 800
                        Washington, DC  20036

                (b)     If to Aegis Mortgage:

                        11111 Wilcrest Green
                        Suite 250
                        Houston, TX  77042
                        Attention:  President

Any party may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this Section for the giving of notice.

        SECTION 14. SEVERABILITY OF PROVISIONS. Any part, provision, representation or warranty of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation or warranty of this Agreement that is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

        SECTION 15. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW

YORK, NOTWITHSTANDING ANY NEW YORK OR OTHER CONFLICT OF LAWS PROVISIONS TO THE CONTRARY.

        SECTION 16. AGREEMENT OF AEGIS MORTGAGE. Aegis Mortgage agrees to execute and deliver such instruments and take such actions as Aegis or the Trustee may, from time to time, reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement including, without limitation, the execution and filing of any UCC financing statements to evidence the interests of Aegis and any of its transferees in the Mortgage Loans and other assets assigned to the Trust.

        SECTION 17. SURVIVAL. Aegis Mortgage agrees that the representations, warranties and agreements made by it herein and in any certificate or other instrument delivered pursuant hereto shall be deemed to be relied upon by Aegis, notwithstanding any investigation heretofore or hereafter made by Aegis or on Aegis's behalf, and that the representations, warranties and agreements made by Aegis Mortgage herein or in any such certificate or other instruments shall survive the delivery of and payment for the Mortgage Loans.

        SECTION 18. ASSIGNMENT. Aegis Mortgage hereby acknowledges that Aegis will assign all its rights hereunder (except Aegis's rights set forth in Section 9 and 12) to the Trustee. Aegis Mortgage agrees that, upon the execution of the Pooling and Servicing Agreement, the Trustee will have all such rights and remedies provided to Aegis hereunder (except those rights of Aegis set forth in Sections 9 and 12) and this Agreement will inure to the benefit of the Trustee. The Master Servicer, the Custodian, the Paying Agent and the Certificate Registrar for purposes of Section 12, and the Trustee for all purposes, shall constitute not only an assignee of Aegis's rights in accordance with this Section but also intended third party beneficiaries of this Agreement.

        SECTION 19. MISCELLANEOUS.

                (a) This Agreement may be executed in two or more counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns.

                (b) Any person into which Aegis Mortgage may be merged or consolidated or any person resulting from a merger or consolidation involving Aegis Mortgage or any person succeeding to the business of Aegis Mortgage shall be considered the successor of Aegis Mortgage hereunder, without the further act or consent of either party. Except as provided in Section 17 and the preceding sentence, this Agreement may not be assigned, pledged or hypothecated by any party without the written consent of each other party to this Agreement.

                (c) This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

                (d) Aegis shall immediately effect the redelivery of the Mortgage Loans and all Mortgage Loan Documents and any security interest created by Section 11 hereof shall be deemed to have been released if, on the Closing Date, each of the conditions set forth in Section 8 hereof shall not have been satisfied or waived.

                (e) It is the express intent of the parties hereto that the conveyances of the Mortgage Loans by Aegis Mortgage to Aegis as contemplated by this Agreement (and the Subsequent Sales Agreements) be construed as a sale of the Mortgage Loans by Aegis Mortgage to Aegis. It is, further, not the intention of the parties that such conveyances be deemed a pledge of the Mortgage Loans by Aegis Mortgage to Aegis or any assignee of Aegis, including, but not limited to, the Trustee, to secure a debt or other obligation of Aegis Mortgage. Nevertheless, if, notwithstanding the intent of the parties, the Mortgage Loans are held to be property of Aegis Mortgage then (i) this Agreement shall also be deemed to be a security agreement within the meaning of Article 9 of the ___________ Uniform Commercial Code and the Uniform Commercial Code of any other state as necessary; (ii) the conveyances provided for herein shall be deemed to be a grant by Aegis Mortgage to Aegis of a security interest in all Aegis Mortgage's right, title and interest in and to the Mortgage Loans and all amounts payable by the holder of the Mortgage Loans in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities, or other property, including without limitation, all amounts from time to time held or invested in the Master Servicer Custodial Account, the Collection Account, the Distribution Account or any other account established under the Pooling and Servicing Agreement, whether in the form of cash, instruments, securities or other property; (iii) the conveyances provided for herein (and in the Subsequent Sales Agreements) shall be deemed to be a grant by Aegis Mortgage to Aegis of a security interest in all Aegis Mortgage's right, title and interest in and to the Pooling and Servicing Agreements with respect to the Mortgage Loans and all insurance policies relating to the Mortgage Loans; (iv) the possession by Aegis or its agents of Mortgage Notes and such other items of property as constitute instruments, money, negotiable documents or tangible chattel paper shall be deemed to be "possession by the secured party" for purposes of perfecting the security interest pursuant to Section _________ of the _________ Uniform Commercial Code; and (v) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of Aegis for the purpose of perfecting such security interest under applicable law. Any assignment of the interest of Aegis pursuant to any provision hereof shall also be deemed to be an assignment of any security interest created hereby. Aegis Mortgage and Aegis shall, to the extent consistent with this Agreement (and the Subsequent Sales Agreements), take such actions as may be necessary to ensure that, if this Agreement (and the Subsequent Sales Agreements) is deemed to create a security interest in the Mortgage Loans, such security interest will be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement and the Pooling and Servicing Agreement.

                (f) Aegis Mortgage shall not file any involuntary petition or otherwise institute any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any federal or state bankruptcy or similar law against Aegis so long as any debt instrument issued by Aegis is outstanding and for one year and one day thereafter.

        SECTION 20. REQUEST FOR OPINIONS. Aegis Mortgage and Aegis hereby request and authorize McKee Nelson LLP, as their counsel in this transaction, to issue on behalf of Aegis Mortgage and Aegis such legal opinions to the Master Servicer, the Trustee, the Underwriters and the Rating Agencies as may be (i) required by any and all documents, certificates or agreements executed in connection with this Sales Agreement or (ii) requested by the Master Servicer, the Trustee, the Underwriters or the Rating Agencies, or their respective counsel.

        IN WITNESS WHEREOF, Aegis Mortgage and Aegis have caused this Sales Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

                                     AEGIS ASSET BACKED SECURITIES CORPORATION


                                     By:
                                            ------------------------------------
                                            Name:
                                            Title:



                                     AEGIS MORTGAGE CORPORATION


                                     By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                   SCHEDULE IA

                           MORTGAGE LOANS IN POOL ONE

              (SEE SCHEDULE IA TO POOLING AND SERVICING AGREEMENT)

                                   SCHEDULE IB

                           MORTGAGE LOANS IN POOL TWO

              (SEE SCHEDULE IB TO POOLING AND SERVICING AGREEMENT)

                                   SCHEDULE IC

                          MORTGAGE LOANS IN POOL THREE

              (SEE SCHEDULE IC TO POOLING AND SERVICING AGREEMENT)

                        EXHIBIT A TO THE SALES AGREEMENT

                                  BILL OF SALE
                                  ------------

        BILL OF SALE made on _________, 200__, by Aegis Mortgage Corporation, an Oklahoma corporation ("Aegis Mortgage"), to Aegis Asset Backed Securities Corporation, a Delaware corporation ("Aegis").

        WHEREAS, Aegis Mortgage and Aegis are parties to a sales agreement dated _________, 200__ (the "Sales Agreement"), with respect to the sale by Aegis Mortgage and purchase by Aegis of mortgage loans (the "Initial Mortgage Loans");

        WHEREAS, Aegis intends to transfer the Initial Mortgage Loans and certain other assets to __________________, as trustee (the "Trustee"), for __________________ Trust 200_-__ (the "Trust") established pursuant to the Pooling and Servicing Agreement dated as of _________, 200__ (the "Pooling and Servicing Agreement"), among Aegis, ___________, as master servicer (the "Master Servicer"), _____________________, as servicer (the "Servicer"), and the Trustee.

        NOW THEREFORE, Aegis Mortgage, for and in consideration of the purchase price set forth in the Sales Agreement, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, does hereby bargain, sell, convey, assign and transfer to Aegis, without recourse, free and clear of any liens, claims or other encumbrances, all its right, title and interest in and to each of the Initial Mortgage Loans identified on Schedules IA, IB and IC to the Sales Agreement, together with the Mortgage Loan Documents and other documents maintained as part of the related Mortgage Files and Servicer Mortgage Loan Files and all payments thereon and proceeds of the conversion, voluntary or involuntary of the foregoing.

        Aegis Mortgage hereby acknowledges receipt from Aegis of cash in the
amount of $[[    ]], which amount constitutes the purchase price for the Initial
Mortgage Loans as set forth in Section 2(a) of the Sales Agreement.

        Nothing in this Bill of Sale shall be construed to be a modification of, or limitation on, any provision of the Sales Agreement, including the representations, warranties and agreements set forth therein except that Aegis Mortgage, as of the date hereof, makes the following additional representations and warranties to Aegis concerning the Initial Mortgage Loans.

        (a) All the representations and warranties made by Aegis Mortgage in the Sales Agreement are true and correct in all material respects as of the date hereof (subject, in the case of Schedule I delivered pursuant to the Sales Agreement, to such amendments thereto as were duly made on or before the date hereof).

        (b) Since the date of the Sales Agreement, no event has occurred which, with notice or the passage of time, would constitute a default under the Sales Agreement, and there has been no material adverse change or development involving a prospective material adverse change in the business operations, financial condition, properties or assets of Aegis Mortgage.

        Unless otherwise defined herein, capitalized terms used in this Bill of Sale shall have the meanings assigned to them in the Sales Agreement, or if not assigned in the Sales Agreement, the Pooling and Servicing Agreement.

        IN WITNESS WHEREOF, Aegis Mortgage has caused this Bill of Sale to be executed and delivered by its officer thereunto duly authorized as of the date above written.



                                     AEGIS MORTGAGE CORPORATION


                                     By:
                                            ------------------------------------
                                            Name:
                                            Title:



        Aegis hereby acknowledges receipt from Aegis Mortgage of the Mortgage Loans identified on Schedules IA, IB and IC to the Sales Agreement, subject to its right of inspection set forth in Section 3 of the Sales Agreement, and in payment of the Issuance Fee referred to in Section 9 of the Sales Agreement.

                                     AEGIS ASSET BACKED SECURITIES CORPORATION


                                     By:
                                            ------------------------------------
                                            Name:
                                            Title:

                        EXHIBIT B TO THE SALES AGREEMENT
                REPRESENTATIONS AND WARRANTIES OF AEGIS MORTGAGE
                                  CORPORATION

        Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to them in the Sales Agreement, or if not assigned in the Sales Agreement, the Pooling and Servicing Agreement.

        Aegis Mortgage represents and warrants with respect to the Mortgage Loans being conveyed by it to Aegis (for purposes of this Exhibit, the "Mortgage Loans") as follows:

                (1) Aegis Mortgage has not dealt with any broker, investment banker, agent or other person that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans to Aegis.

                (2) There is no litigation pending or, to Aegis Mortgage's knowledge, threatened against Aegis Mortgage that would reasonably be expected (i) to affect adversely the transfer of the Mortgage Loans, the issuance of the Certificates or the execution, delivery, performance or enforceability of this Agreement or (ii) to have a material adverse effect on the financial condition of Aegis Mortgage.

                (3) With respect to each Mortgage Loan, Aegis Mortgage has not acted (i) to modify the Mortgage Loan in any material respect, (ii) to satisfy, cancel or subordinate the Mortgage Loan in whole or in part,
        (iii) to release the related Mortgaged Property in whole or in part from the lien of the related Mortgage or (iv) to execute any instrument of release, cancellation, modification or satisfaction of the Mortgage Loan, except to the extent reflected in the Loan File.

                (4) Aegis Mortgage has not assigned any interest or participation in the Mortgage Loans other than to Aegis (or, if any such interest or participation has been assigned, it will be released upon conveyance to Aegis). On the date of conveyance, Aegis Mortgage will be the sole owner of, and will have good and marketable title to, the Mortgage Loans, subject to no prior lien, mortgage, security interest, pledge, charge or other encumbrance, except any lien to be released concurrently with the purchase by Aegis of the Mortgage Loans.

                (5) With respect to each Mortgage Loan, Aegis Mortgage is in possession of each of the Mortgage Loan Documents required to be included in the Mortgage File and the Servicer Mortgage Loan File, except for such documents as have been delivered to Aegis (or its designee) or the Servicer.

                (6) The transfer, assignment and conveyance of the Mortgage Notes and the Security Instruments by Aegis Mortgage pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction.

                (7) Each of the Mortgage Loans was underwritten in accordance with the standards described in the Prospectus Supplement.

                (8) The full principal amount of the Mortgage Loans has been advanced to the Borrowers or advanced according to the direction of the Borrowers. The Borrowers have no option under the Security Instruments to borrow additional funds secured by the Security Instruments. The Stated Principal Balances of the Mortgage Loans are as represented by Aegis Mortgage to Aegis and are fully secured by the Security Instruments.

                (9) All Mortgage Loan documentation, Mortgage Loan submission documentation and purchase documentation that have been submitted are, to the best of Aegis Mortgage's knowledge, complete and accurate and have been completed, executed and delivered in the form and manner as specified in Aegis Mortgage's underwriting guidelines in effect as of the date hereof. Each Mortgage Note delivered to Aegis or its custodian is the original Mortgage Note and is the only Mortgage Note evidencing the related Mortgage Loan that has been manually signed by the Borrower except in those instances where a Lost Note Affidavit has been delivered to Aegis or its custodian. As of the date hereof, Aegis Mortgage has no knowledge of any default, breach, violation or event of acceleration existing under any of the Mortgage Loan Documents transferred to Aegis or any event that with notice and expiration of any grace or cure period would result in a default, breach, violation or event of acceleration. Aegis Mortgage has not waived any event of default or breach, violation or event of acceleration.

                (10) All improvements located on each Mortgaged Property lie within the boundary lines of the related Mortgaged Property. There are no violations of applicable zoning laws or regulations.

                (11) Each ARM Loan conforms, if applicable, to its stated Initial Note Rate, Index, Gross Margin, Interest Rate Change Dates, Index Value Dates, Payment Change Dates, Maximum Lifetime Note Rate, Periodic Rate Cap, Periodic Payment Cap, first Interest Rate Change Date, Initial Periodic Rate Cap, Initial Periodic Payment Cap, any pre-payment penalty, Minimum Gross Margin, and Minimum Lifetime Note Rate. Each ARM Loan has been serviced pursuant to prudent servicing standards and Fannie Mae or FHLMC standards. Installments of principal and interest are subject to change due to adjustments to the Note Rates, with interest calculated and payable in arrears, and are sufficient to amortize each Mortgage Loan fully by the stated maturity date, over an original term of thirty years from commencement of amortization. All provisions for the adjustment of Note Rates comply with state and federal law and the terms of the Mortgage Note.

                (12) Upon default by a Borrower on a Mortgage Loan and the subsequent foreclosure on the Mortgaged Property pursuant to proper procedures, the holder of the Mortgage Loan will be able to deliver "Good and Merchantable Title" to the Mortgaged Property underlying that Mortgage Loan, except to the extent that the enforceability of remedies against such Borrower may be subject to applicable bankruptcy, reorganization, insolvency or other similar laws affecting creditors' rights generally from time to time in effect, and to general principles of equity. There is no homestead exemption or other defense available to the Borrower that would prevent the sale of the Mortgaged Property at a trustee's sale or impair the right of foreclosure.

                (13) Each Mortgage Loan is an "obligation principally secured by an interest in real property" within the meaning of Treas. Reg.
        Section 1.860G-2(a).

                (14) No Mortgage Note is secured by any collateral except the lien of the corresponding Security Instrument.

                (15) No Mortgage Loan is a graduated payment mortgage loan and no Mortgage Loan has a shared appreciation or other contingent interest feature.

                (16) In connection with the origination and servicing of each Mortgage Loan, all applicable federal, state and local laws and regulations including but not limited to consumer credit, equal credit opportunity, real estate settlement procedures, truth-in-lending and usury, have been complied with by Aegis Mortgage and the entity from whom Aegis Mortgage purchased such Mortgage Loans. All levied assessments not part of the general tax bill have been paid in full before or at closing of each Mortgage Loan.

                (17) Aegis Mortgage has no knowledge of any relief requested or allowed to any Borrower under the Soldiers' and Sailors' Civil Relief Act of 1940.

                (18) All information regarding the Mortgage Loans that could reasonably be expected to adversely affect the value or the marketability of any Mortgaged Property or Mortgage Loan and of which Aegis Mortgage is aware has been provided by Aegis Mortgage to Aegis.

                (19) All amounts, with respect to the Mortgage Loans, received after the Cut Off Date and to which Aegis Mortgage is not entitled will be deposited into the Collection Account.

                (20) Aegis Mortgage did not use adverse selection procedures in selecting the Mortgage Loans to be sold to Aegis.

                (21) There is in effect with respect to each Mortgage Loan so identified on Schedule I a policy of Primary Mortgage Insurance issued by the mortgage insurance company specified therein; all the information set forth in Schedule I is true and correct.

                (22) The information set forth in Schedule I is true and correct in all material respects as of the Cut Off Date.

                (23) The consideration received by Aegis Mortgage upon the sale of the Mortgage Loans constitutes fair consideration and reasonably equivalent value for the Mortgage Loans.

                (24) Aegis Mortgage is not, and does not expect with the passage of time to become, insolvent or bankrupt. The sale of the Mortgage Loans will not cause Aegis Mortgage to become insolvent and is not undertaken with the intent to hinder, delay or defraud any of Aegis Mortgage's creditors.

                (25) Aegis Mortgage intends to relinquish all rights to possess, control and monitor the Mortgage Loans. Aegis Mortgage will have no right to modify or alter the terms of the Mortgage Loans, and Aegis Mortgage will have no right or obligation to repurchase any Mortgage Loan or substitute another mortgage loan for any Mortgage Loan, except as provided in Sections 3(d), 3(e), 7(b) and 7(d) of the Sales Agreement.

                (26) As of the date hereof, no Borrower is subject to bankruptcy or insolvency proceedings, and, to the best of Aegis Mortgage's knowledge, the filing of a bankruptcy or insolvency proceeding that would result in such Mortgage Loan becoming subject to bankruptcy or insolvency proceedings is not imminent. As of the date hereof, no property securing a Mortgage Loan is subject to foreclosure proceedings, and, to the best of Aegis Mortgage's knowledge, the commencement of foreclosure proceedings, with respect to property securing a Mortgage Loan, is not imminent.

                (27) Each Security Instrument securing a Mortgage Loan has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency or other laws affecting the enforcement of creditors' rights generally and to general principles of equity.

                (28) Each Security Instrument securing a Mortgage Loan has been duly recorded in the appropriate governmental recording office of the jurisdiction where the Mortgaged Property are located, or Aegis Mortgage has obtained an Opinion of Counsel that no recording or filing is necessary in order to make effective the lien and security interest intended to be created thereby.

                (29) If the Security Instrument securing a Mortgage Loan does not name Aegis Mortgage or the Custodian as the holder, then a valid and recordable


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

        Assignment assigning to Aegis Mortgage or the Custodian the Security Instrument underlying the Mortgage Loan has been duly recorded in the appropriate governmental recording office for the jurisdiction in which the Mortgaged Property are located, and Aegis Mortgage has delivered to Aegis the original copy of such Assignment with appropriate evidence that such Assignment has been duly recorded or a copy of the original Assignment together with a certificate from an Officer of Aegis Mortgage or the loan originator from which Aegis Mortgage purchased the Mortgage Loan certifying that such Assignment has been recorded in the appropriate governmental recording office, but that such recorded Assignment has not been returned to Aegis Mortgage; PROVIDED, HOWEVER, that such Assignment shall not be required to have been recorded if Seller shall have obtained an Opinion of Counsel that no recording is necessary in order to make effective the assignment intended to be created thereby.

                (30) A Title Insurance Policy has been issued on a currently prescribed American Land Title Association form (or other acceptable form of Title Insurance Policy) with respect to each Mortgage Loan (other than a Junior Mortgage Loan described below), is valid and binding and remains in full force and effect and insures Aegis Mortgage, its successors or assigns as holding a lien for the full principal amount of such Mortgage Loan. With respect to a Junior Mortgage Loan
        with a principal balance of $[[     ]] or less where the senior mortgage
        loan is held by an institutional lender such as a bank, other financial institution or mortgage company, no Title Insurance Policy may have been issued so long as Aegis Mortgage has determined that the Borrower has valid title to the Mortgaged Property based on the property profile or a title report.

                (31) There are no mechanic's or other liens against the Mortgaged Property that are superior to or equal to the lien of the Mortgage Loan, except such liens as are expressly insured against by a Title Insurance Policy.

                (32) A Hazard Insurance Policy is in full force and effect as required by Aegis Mortgage's underwriting guidelines in effect as of the date hereof, and Flood Insurance coverage is in effect if required by Aegis Mortgage's underwriting guidelines in effect as of the date hereof. Such insurance policies contain a mortgagee clause insuring Aegis Mortgage, its successors and assigns. If Mortgage Insurance is required, all conditions necessary for the effectiveness thereof have been satisfied, and the Mortgage Insurance is valid and in full force and effect and meets the requirements of Aegis Mortgage's underwriting guidelines in effect as of the date hereof. Such Mortgage Insurance is the valid and binding agreement of the insurer, and all premiums thereon have been paid when due and sufficient escrow arrangements have been established to provide for future premium payments. To the best of Aegis Mortgage's knowledge, no events have occurred since the Mortgage Insurance was issued that would reduce the stated coverage of the Mortgage Insurance.

                (33) All taxes, government assessments or municipal charges due and owing have been paid, and sufficient escrow arrangements have been established to make payment thereof in the future.

                (34) There has been no casualty damage to the Mortgaged Property, except such as is expressly referenced in the Appraisal, nor is any condemnation proceeding, either in whole or in part, pending or threatened.

                (35) With respect to a deed of trust, the trustee named in the Mortgage Loan Documents is authorized to serve as such in the applicable jurisdiction. No fees or expenses are payable by Aegis Mortgage or Aegis to such trustee pursuant to a deed of trust other than any applicable trustee's expenses incurred after a default.

                (36) An appraisal of each Mortgaged Property was made by an appraiser who either (i) met the minimum qualifications of Fannie Mae or FHLMC for appraisers, and each appraisal was completed on a form satisfactory to Fannie Mae and FHLMC and includes information concerning comparable property values or (ii) at the time that the appraisal was made, was certified in the state in which the Mortgaged Property are located.

                (37) No Mortgage Loan is secured by a leasehold estate except such leasehold estates as are permitted pursuant to Aegis Mortgage's underwriting guidelines in effect as of the date hereof.

                (38) Taking into account the specific characteristics of the various Mortgage Loans: (1)(A) the Servicing Fee Rate for each Mortgage Loan and (B) all other amounts such as late charges, prepayment fees, penalty interest, assumption fees or interest earnings (the "Additional Amounts") that the Servicer and any subservicer retained by the Servicer are entitled to receive, represent a reasonable and customary servicing fee for servicing and other duties required to be performed by the Servicer and the subservicers; and (2) the Servicing Fee and the Additional Amounts will be divided between the Servicer and any subservicers retained by it in such proportions that the amounts retained by the Servicer and each subservicer will represent a reasonable and customary servicing fee for the performance of the Mortgage Loan servicing and other duties required to be performed by each of them.

                (39) There is no offset, defense or counterclaim to any Mortgage Note or Security Instrument, including any offset, defense or counterclaim that would excuse or lessen the obligation of the Borrower to pay the unpaid principal or interest on such Mortgage Note.

                (40) Less than 1% of the Initial Mortgage Loans were more than 30 days delinquent as of _______, 200__.

                (41) Less than _____% of the Mortgage Loans in Group __ are secured by second liens, none of the Mortgage Loans in Group __ and Group __ is secured by second liens and none of the Mortgage Loans is secured by third liens. With respect to any Mortgage Loan (i) which is a Junior Mortgage Loan with a balance of $________ or less and (ii) as to which there is not a Title Insurance Policy or a written commitment to issue a Title Insurance Policy or a certified copy and (iii) the related senior mortgage is held by an institutional lender such as a bank, other financial institution or mortgage company, the Seller has determined based on a review of a property profile or title report acceptable to such Seller that the Borrower has valid title to the Mortgaged Property.

                (42) The Security Instrument with respect to certain of the Mortgage Loans contains a provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loans if the related Mortgaged Property is sold or transferred without the prior written consent of the Mortgagee thereunder, at the option of the Mortgagee. This provision provides that the Mortgagee cannot exercise its option if either (i) the exercise of such option is prohibited by federal law or
        (ii) (A) the Borrower causes to be submitted to the Mortgagee information required by the Mortgagee to evaluate the intended transferee as if a new loan were being made to such transferee and (B) the Mortgagee reasonably determines that the Mortgagee's security will not be impaired by the assumption of such Mortgage Loan by the transferee and that the risk of breach of any covenant or agreement in the Mortgage Loan Documents is acceptable to the Mortgagee. To the best of Aegis Mortgage's knowledge, such provisions are enforceable.

                (43) To the best of Aegis Mortgage's knowledge, no funds provided to a borrower from a Junior Mortgage Loan were concurrently used as a down payment for a first Mortgage Loan.

                (44) With respect to each Junior Mortgage Loan: (a) the indebtedness secured by the related prior lien requires equal monthly payments and does not provide for a balloon payment; (b) at the time of origination, the related prior lien was not more than 30 days delinquent; (c) either (i) no consent for the making of such Junior Mortgage Loan was required by the holder of the related prior lien or
        (ii) such consent was obtained and has been delivered to the Trustee; and (d) Aegis Mortgage has not received, and is not aware of, a notice of default of any senior mortgage loan which has not been cured.

                (45) Each Junior Mortgage Loan had a combined loan-to-value ratio not greater than 100%; for the purpose of calculating the combined loan-to-value ratio, the maximum principal of any mortgage loan providing for negative amortization was used.

                (46) None of the Mortgage Loans is a retail installment contract for goods or services or a home improvement loan for goods or services, which are either "consumer credit contracts" or "purchase money loans" as such terms are defined in 16 CFR 433.1.

                (47)    With respect to the Group __ and Group __ Mortgage Loans
        (a) no Mortgage Loan in Group __ and Group __ was subject to Home Ownership and Equity Protection Act of 1994 or any comparable state law;
        (b) no proceeds from any Mortgage Loan in Group __ and Group __ were used to finance single-premium credit insurance policies; (c) the Servicer will accurately and fully report for each Mortgage Loan in Group __ and Group __ its borrower credit files to all three credit repositories in a timely manner; and (d) no prepayment penalty is payable on any Mortgage Loan in Group __ and Group __ for a period in excess of five years following origination.

                (48) With respect to (a) each adjustable rate Initial Mortgage Loan in Group __ and Group __ and (b) each adjustable rate Subsequent Mortgage Loan in Group __ and Group ___, such Mortgage Loan has a gross margin of not less than _____%.